CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-105819, No. 333-107143, and No. 333-136123 on Forms S-8 of our report dated April 7, 2010, relating to the consolidated financial statements and financial statement schedule of Core Molding Technologies, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Core Molding Technologies, Inc. for the year ended December 31, 2009.
/s/ Crowe Horwath LLP
Columbus, Ohio
April 7, 2010